UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): MARCH 21, 2005
                                (MARCH 15, 2005)

                              SYSCAN IMAGING, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

       000-27773                                        59-3134518
(Commission File Number)                 (I.R.S. Employer Identification Number)

                              1772 TECHNOLOGY DRIVE
                           SAN JOSE, CALIFORNIA 95110
          (Address of Principal Executive Offices, including Zip Code)

                                 (408) 436-9888
              (Registrant's Telephone Number, including Area Code)

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (SEE General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2005, Syscan Imaging, Inc. (the "COMPANY") sold $1,865,000 of its Series A Convertible Preferred Stock ("PREFERRED STOCK") to institutional and accredited retail investors ("INVESTORS") in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company intends to use the net proceeds from the financing for sales, marketing, research and development and for working capital and general corporate purposes. Starboard Capital Markets, LLC, an NASD member firm, acted as placement agent in the sale of the Preferred Stock, for which it received $186,500 in commissions and 186,500 warrants to purchase shares of the Company common stock, par value $.001 per share ("COMMON STOCK") at an exercise price equal $2.00 per share. The Company also paid legal fees of $25,000 to counsel for the Investors. The net proceeds of this offering to the Company after the payment of commissions, fees and other expenses of the offering were approximately $1,653,500.

In connection with the financing, the Company also issued to the Investors common stock purchase warrants (the "WARRANTS") to purchase up to an aggregate of 932,500 shares of the Company's Common Stock at an exercise price of $2.00 per share. The Warrants are exercisable for a period of five years from the date of issuance. The Company has agreed, pursuant to a registration rights agreement, to register the shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants with the Securities and Exchange Commission ("REGISTRATION RIGHTS AGREEMENT").

The following describes certain of the material terms of the financing transaction with the Investors. The description below is not a complete description of the material terms of the financing transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-K:

PREFERRED STOCK CONVERSION RIGHTS. All or any portion of the stated value of Preferred Stock outstanding may be converted into Common Stock at anytime by the Investors. The initial fixed conversion price of the Preferred Stock is $1.00 per share ("CONVERSION PRICE"). The Conversion Price is subject to anti-dilution protection adjustments, on a weighted average basis, at anytime that the Preferred Stock is outstanding and prior to the effective date of the Registration Statement required to be filed pursuant to the Registration Rights Agreement, upon the Company's issuance of additional shares of Common Stock, or securities convertible into Common Stock, at a price that is less than the then Conversion Price.

DIVIDENDS. The Preferred Stock shall accrue dividends at a rate of 5% per annum, payable semiannually on July 1 and January 1 in cash, by accretion of the stated value or in shares of Common Stock. Subject to certain terms and conditions, the decision whether to accrete dividends to the stated value of the Preferred Stock or to pay for dividends in cash or in shares of Common Stock, shall be at the discretion of the Company.

REDEMPTION. On March 14, 2008 (the "REDEMPTION DATE"), all of the outstanding Preferred Stock shall be redeemed for a per share redemption price equal to the stated value on the Redemption Date (the "REDEMPTION PRICE"). The Redemption Price is payable by the Company in cash or in shares of Common Stock at the Company's discretion and shall be paid within five trading days after the Redemption Date. In the event the Company elects to pay all or some of the Redemption Price in shares of Common Stock, the shares of Common Stock to be delivered to the Investors shall be valued at 85% of the fifteen-day volume weighted average price of the Common Stock on the Redemption Date.

RIGHT TO COMPEL CONVERSION. If, on any date after March 14, 2006, (A) the closing market price for a share of Common Stock for ten (10) consecutive trading days equals at least $4.00 (subject to adjustment for certain events), and (B) the average reported daily trading volume during such ten-day period equals or exceeds 100,000 shares, then the Company shall have the right, at its option, to convert, all, but not less than all, of the outstanding shares of Preferred Stock at the Conversion Price; provided that the Registration Statement shall be effective at all times during such 10-day period and during the 30-day notice period to the Investors.

WARRANT TERMS. The Warrants grant Investors the right to purchase up to an aggregate of 932,500 shares of common stock of the Company at an exercise price of $2.00 per share. The Warrants expire on March 14, 2010 and must be exercised by the payment of cash, except if there is no effective registration statement covering the resale of the shares of Common Stock underlying the Warrants, at which time an investor may exercise their Warrants on a cashless basis.

RESTRICTIONS ON CONVERSION OF PREFERRED STOCK AND EXERCISE OF WARRANT. No individual Investor is entitled to receive shares upon payment of dividends on the Preferred Stock, or upon conversion of the Preferred Stock held by such Investor if such receipt would cause such Investor to be deemed to beneficially own in excess of 4.999% of the outstanding shares of our Common Stock on the date of issuance of such shares (such provision may be waived by such Investor upon 61 days prior written notice to the Company). In addition, no individual Investor is entitled to receive shares upon payment of dividends on the Preferred Stock, or upon conversion of the Preferred Stock held by such Investor if such receipt would cause such Investor to be deemed to beneficially own in excess of 9.999% of the outstanding shares of our Common Stock on the date of issuance of such shares (such provision may be waived by such Investor upon 61 days prior written notice to the Company).

None of the individual holders of the Warrants are entitled to exercise any such Warrant held by them, if such exercise would cause such Investor to be deemed to beneficially own in excess of 4.999% of the outstanding shares of our Common Stock on the date of issuance of such shares

REGISTRATION RIGHTS. Pursuant to the terms of a Registration Rights Agreement between the Investors and the Company, the Company is obligated to file a registration statement on Form SB-2 (or if Form SB-2 is not available another appropriate form) registering the resale of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. The Company is required to file the registration statement within 40 days of March 15, 2005 and have the registration statement declared effective within 120 days of March 15, 2005. If the registration statement is not timely filed, or declared effective within the timeframe described, or if the registration is suspended other than as permitted, in the Registration Rights Agreement, the Company will be obligated to pay each Investor a fee equal to 1.0% of such Investor's purchase price of the Preferred Stock during the first 90 days, and 2.0% for each 30 day period thereafter (pro rated for partial periods), that such registration conditions are not satisfied.

RIGHT OF FIRST REFUSAL. Subject to certain conditions, the Company has granted the Investors a right of first refusal, for a period of one (1) year from the effective date of the registration statement required to be filed in connection with this transaction, to participate in any subsequent financing that the Company conducts.

VOTING RIGHTS. Holders of the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series A Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to or otherwise PARI PASSU with the Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the holders of the Preferred Stock, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "LIQUIDATION"), the holders of the Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the stated value per share before any distribution or payment shall be made to the holders of any securities of the Company with rights junior to the Preferred Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Preferred Stock shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of Preferred Stock and Warrants, each of which are convertible into shares of the Company's common stock.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On March 15, 2005, the Company filed a certificate of designation authorizing the Preferred Stock.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a more detailed description of the terms of the Preferred Stock.

ITEM 7.01. REGULATION FD DISCLOSURE.

On March 15, 2005, the Company issued a press release announcing the sale of $1,865,000 of Preferred Stock described in Item 1.01 above.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Set forth below is a list of Exhibits included as part of this Current Report.

10.1 Form of Convertible Preferred Stock and Common Stock Warrant Purchase Agreement entered into by and between the Company and the purchasers

10.2  Form of Common Stock Purchase Warrant

10.3  Form of Registration Rights Agreement

10.4 Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock as filed with the Secretary of State of the State of Delaware on March 15, 2005

99.1 Press Release of the Company, dated March 15, 2005, with respect to the sale of the Series A Preferred Stock

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SYSCAN IMAGING, INC.


Date: March 21, 2005                      By: /s/ Darwin Hu
                                          ----------------------------
                                          Darwin Hu, Chief Executive Officer